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Exhibit 10.21

AGREEMENT

        THIS AGREEMENT ("Agreement") is entered into this 8th day of December, 2005, and is effective as of December 4, 2005 ("Effective Date"), by and between CEPHALON, INC., a Delaware corporation, with its principal place of business at 41 Moores Road, Frazer, Pennsylvania 19355 (together with its Affiliates, referred to hereinafter as "Cephalon"), on the one hand, and Teva Pharmaceutical Industries Ltd., an Israeli corporation, with its principal place of business located at 5 Basel St., Petah Tikva, Israel (hereinafter "Teva Israel"), and Teva Pharmaceuticals USA, Inc., a Delaware corporation, with its principal place of business located at 1090 Horsham Road, P.O. Box 1090, North Wales, Pennsylvania 19454 (hereinafter "Teva USA") (Teva Israel and Teva USA, each together with its and their Affiliates, shall be collectively referred to hereinafter from time to time as "Teva").

        WHEREAS, Cephalon is the owner by assignment of all right and title in U.S. Reissue Patent No. RE37,516 ("the RE “516 Patent"), issued by the United States Patent and Trademark Office on January 15, 2002 and expiring on October 6, 2014.

        WHEREAS PROVIGIL® (modafinil), which Cephalon represents is covered by claims of the RE “516 Patent, is the commercial formulation of modafinil developed, manufactured and sold by Cephalon pursuant to FDA approval of Cephalon's NDA 20-717.

        WHEREAS by letter dated February 25, 2003, Teva notified Cephalon that Teva had submitted ANDA No. 76-596 to the FDA under Section 505(j) of the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 355(j)), seeking approval to engage in the commercial manufacture, use, and sale of tablets containing 100 mg and 200 mg of modafinil, a generic version of PROVIGIL® modafinil tablets, before the expiration date of the RE “516 Patent.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        WHEREAS Cephalon timely filed suit against Teva and three other companies that had also filed Paragraph IV ANDAs concerning PROVIGIL® modafinil in an action captioned Cephalon, Inc. v. Mylan Pharmaceuticals Inc., et al., Civil Action No. 03-CV-1394 (JCL), in the United States District Court for the District of New Jersey, seeking, among other things, a declaration that Teva's making, using, offering to sell, selling, or importing Teva ANDA Modafinil tablets would infringe the RE “516 Patent, an order providing that the effective date of any approval of Teva's ANDA No. 76-596 shall be a date which is not earlier than the date of the expiration of the RE “516 Patent; and an order permanently enjoining Teva from making, using, offering to sell, selling, or importing tablets as described in Teva's ANDA No. 76-596 until after the date of the expiration of the RE “516 Patent.

        WHEREAS, Teva answered Cephalon's complaint by denying infringement, and by asserting affirmative defenses that the RE “516 patent is either not infringed, invalid and/or unenforceable.

        WHEREAS, Cephalon and Teva have taken discovery, but no partial or final judgment has been entered as to any issue in dispute.

        WHEREAS, Cephalon, Cephalon (UK) Limited, Teva UK Limited and Tenlec Pharma Limited are parties to a lawsuit in the United Kingdom High Court of Justice, Chancery Division, HC 05 CO 1802 (the "UK Action").

        WHEREAS, Cephalon is the owner of European Patents (UK) Nos. 0 731 698 and 0 966 962 for "Modafinil having defined particle size'," (the "UK Patents"), which are the subject of the UK Action.

        WHEREAS, the parties respectively possess other relevant intellectual property rights

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

related to modafinil in the United States, Europe or elsewhere that are or may be the subject of further as yet unfiled disputes between the parties related to matters at issue in the respective litigations in the United States and/or United Kingdom, or with respect to which the parties may have interest in reaching suitable commercial arrangements so as to avoid the necessity of future litigation.

        WHEREAS, to avoid the time and expense of further litigation, and in compromise of the disputed claims set forth above, the parties now desire to resolve their disputes on a worldwide basis, including, but not limited to, with respect to the litigation matters pending in the United States and the United Kingdom, by settlement and to enter into such licensing or other commercial arrangements as shall fairly effect an amicable resolution of such unfiled disputes to avoid the time and expense of future potential litigation.

        WHEREAS, Cephalon desires to license from Teva Israel, and Teva Israel is willing to license to Cephalon on the terms and conditions set forth herein, worldwide intellectual property rights owned by Teva that relate to the compound modafinil [**].

        WHEREAS, in addition to the above-described arrangements,

  (a)
  the parties desire to provide for the supply by Teva Israel and the purchase by Cephalon of the active pharmaceutical ingredient ("API") modafinil; and

  (b)
  Teva desires to obtain and Cephalon desires to grant Teva a license to use certain clinical and safety data obtained from studies of [**].

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, covenants and conditions herein set forth, the receipt and sufficiency of which consideration are hereby acknowledged, the parties agree as follows:

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1.     DEFINITIONS

        1.1 "Action" shall mean Cephalon, Inc. v. Mylan Pharmaceuticals Inc., et al., Civil Action No. 03-CV-1394 (JCL), pending in the United States District Court for the District of New Jersey.

        1.2 "Affiliate" shall mean any corporation, partnership, joint venture or firm which controls, is controlled by or under common control with a specified person or entity. For purposes of this definition, "control" shall be presumed to exist if one of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policy decisions of such non-corporate entities. For purposes of this Agreement, Tenlec Pharma Limited shall be considered an Affiliate of Teva.

        1.3 "Cephalon Modafinil Product" shall mean [**].

        1.4 "Teva Generic Modafinil Product" shall mean any Subject Modafinil Product marketed and sold by Teva pursuant to the terms of this Agreement or the same or similar finished pharmaceutical product that contains modafinil as the active ingredient marketed and sold by Teva in a jurisdiction other than the United States.

        1.5 "Teva USA" shall mean the corporation so designated in the preamble and shall also include its predecessors, successors, assigns, subsidiaries, divisions, and groups.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        1.6 "Teva Israel" shall mean the corporation so designated in the preamble and shall also include its predecessors, successors, assigns, subsidiaries, divisions, and groups.

        1.7 "Teva ANDA Modafinil Product" shall mean [**].

        1.8 "Teva Modafinil ANDA" shall mean ANDA No. 76-596.

        1.9 "Cephalon" shall mean the corporation so designated in the preamble and shall also include its predecessors, successors, assigns, subsidiaries, divisions, and groups.

        1.10 "Date Certain" shall mean the later of: (a) October 6, 2011 (three years prior to the expiration of the Patent In Suit); or (b) in the event that Cephalon obtains a pediatric extension on the Patent in Suit, April 6, 2012 (which is three years prior to the expiration of the pediatric extension, if obtained).

        1.11 "Generic Modafinil Product" shall mean any Subject Modafinil Product that is not marketed under the mark PROVIGIL®.

        1.12 "Listed Patents" shall mean [**].

        1.13 "Modafinil Litigation" shall mean (a) Cephalon, Inc. v. Mylan Pharmaceuticals Inc., et al., Civil Action No. 03-CV-1394 (JCL), pending in the United States District Court for the District of New Jersey; (b) Cephalon, Inc. v. Carlsbad Tech., Inc., Civil Action No. 05-CV-1089 (JCL), pending in the United States District Court for the District of New Jersey; and (c) any action filed under Title 35, United States Code, 35 U.S.C. §§ 271 and 281 against any Modafinil Paragraph IV ANDA Filing Entity.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        1.14 "Modafinil Paragraph IV ANDA Filing Entity" shall mean any entity that has notified or subsequently notifies Cephalon that it has filed an ANDA with a Paragraph IV certification concerning a product containing modafinil as an active ingredient for which PROVIGIL® (or any modafinil drug product that is the subject of Cephalon's NDA 20-717) is the reference listed drug.

        1.15 "Net Profits" shall mean the gross receipts derived in arms-length transactions from the sale of Teva Generic Modafinil Product in the United States, or applicable other markets by Teva (or by its Affiliates or sublicensees), to independent third parties in the United States or applicable other markets, less the sum of the following items:

  (a)
  Import, export, excise and sales taxes and custom duties paid or allowed by the selling party and any other governmental charges imposed upon the production, importation, use or sale of Teva Generic Modafinil Product by Teva and/or its Affiliates;

  (b)
  Credit for returns, refunds, rebates and allowances, or trades to customers for returned or recalled Teva Generic Modafinil Product;

  (c)
  Trade, quantity and cash discounts actually allowed;

  (d)
  Transportation, freight and insurance allowances;

  (e)
  Rebates actually granted to wholesalers or other customers, administrative fees in lieu of rebates paid to managed care and other similar institutions, chargebacks and retroactive price adjustments, including Shelf Stock Adjustments, and any other similar allowances which effectively reduce the net selling price; and

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

  (f)
  The purchase price paid to Cephalon for Teva Generic Modafinil Product pursuant to any applicable Cephalon/Teva License and Supply Agreement, or Teva's costs of making Teva Generic Modafinil Product.

        Gross and Net Profits shall be calculated according to US GAAP. Sales or transfers between or among a party to this Agreement and its Affiliates or sublicensees shall be excluded from the computation of Net Profits except where such Affiliates or sublicensees are end users, but Net Profits shall include the subsequent final sales to third parties by such Affiliates or sublicensees.

        Where (i) Teva Generic Modafinil Product is sold as one of a number of items without a separate price; or (ii) the consideration for the Teva Generic Modafinil Product shall include any non-cash element; or (iii) the Teva Generic Modafinil Product shall be transferred in any manner other than an invoiced sale, the gross sales applicable to any such transaction shall be deemed to be the selling party's average gross sales for the applicable quantity of Teva Generic Modafinil Product during the calendar quarter. If there are no independent gross sales of Teva Generic Modafinil Product in the United States or applicable other markets at that time, then Teva and Cephalon shall appoint a mutually acceptable third party (that is not an Affiliate of either Teva or Cephalon) to determine in good faith an estimate of the gross sales applicable to any such transactions based on a consideration of all relevant market factors, taking into account practices and policies customary in the industry.

        1.16 "Net Sales" shall mean the gross receipts derived in arms-length transactions from the sale of Cephalon

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Modafinil Product in the United States or other applicable markets by Cephalon (or by its Affiliates, distributors and resellers) (but excluding any sales of Cephalon Modafinil Product sold by Cephalon to Teva in the United Kingdom pursuant to the terms of the United Kingdom supply and distribution agreement to be entered into by the parties as contemplated in Section 2.6, or pursuant to the terms of any analogous agreements between the parties for other EU countries as contemplated by that Section) to independent third parties in the United States or other applicable markets, less the sum of the following items:

  (a)
  Import, export, excise and sales taxes and custom duties paid or allowed by the selling party and any other governmental charges imposed upon the production, importation, use or sale of Cephalon Modafinil Product;

  (b)
  Credit for returns, refunds, rebates and allowances, or trades to customers for returned or recalled Cephalon Modafinil Product;

  (c)
  Trade, quantity and cash discounts actually allowed;

  (d)
  Transportation, freight and insurance allowances; and

  (e)
  Rebates actually granted to wholesalers or other customers, administrative fees in lieu of rebates paid to managed care and other similar institutions, chargebacks and retroactive price adjustments and any other similar allowances which effectively reduce the net selling price.

        Gross and Net Sales shall be calculated according to US GAAP. Sales or transfers between or among a party to this Agreement and its Affiliates or sublicensees shall be excluded from the computation of Net Sales except where such Affiliates or sublicensees are end users, but Net Sales shall include the subsequent final sales to third parties by such Affiliates or sublicensees.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        Where (i) Cephalon Modafinil Product is sold as one of a number of items without a separate price; or (ii) the consideration for the Cephalon Modafinil Product shall include any non-cash element; or (iii) the Cephalon Modafinil Product shall be transferred in any manner other than an invoiced sale, the gross sales applicable to any such transaction shall be deemed to be the selling party's average gross sales for the applicable quantity of Cephalon Modafinil Product during the calendar quarter. If there are no independent gross sales of Cephalon Modafinil Product in the United States at that time, then Teva and Cephalon shall appoint a mutually acceptable third party (that is not an Affiliate of either Teva or Cephalon) to determine in good faith and estimate of the gross sales applicable to any such transactions based on a consideration of all relevant market factors, taking into account practices and policies customary in the industry.

        1.17 "Other Modafinil Paragraph IV ANDA Filing Entity" shall mean any Modafinil Paragraph IV ANDA Filing Entity besides Teva or Cephalon or its and their Affiliates.

        1.18 "Patent In Suit" shall mean the RE “516 Patent.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        1.19 "Subject Modafinil Product" shall mean [**].

        1.20 "Intellectual Property Rights" means all patents (including, without limitation, all reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, invalidations, supplementary protection certificates and patents of addition) and patent applications (including, without limitation, all provisional applications, continuations, continuations-in-part and divisions), copyrights, data rights, trade secret rights, and know-how owned by Teva on or after the Effective Date that claim or otherwise cover any aspect of the compound modafinil, including, without limitation, [**], including without limitation those set forth in Annex 1.20 of this Agreement.

2.     OBLIGATIONS OF THE PARTIES

        2.1 Teva and Cephalon Warranties Regarding the Action.

        The parties agree that this Agreement includes a settlement which is a compromise of disputed claims and that acceptance of the consideration herein is not to be construed as an admission by either party as to the underlying merits of the Action. However, as an express inducement to Cephalon to enter into this settlement, in consideration of the terms hereof, Teva hereby warrants, represents and agrees that Teva, on behalf of itself and its Affiliates, will not make, use, offer to sell, or sell or actively induce or assist any other entity to make, use, offer to sell, or sell Subject Modafinil Product within the United States, or to import or cause to be imported any Subject Modafinil Product into the United States, except as otherwise permitted under, and according to the terms of, the license granted by Cephalon in this Agreement. The parties agree that [**].

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        2.2 License to Cephalon.

  (a)
  Teva Israel hereby grants to Cephalon a non-exclusive, worldwide license to all Intellectual Property Rights solely for the manufacture, development, formulation, use, sale, offer for sale, and importation of finished pharmaceutical products that contain the compound modafinil, including, without limitation, [**]. Further, as an express inducement to Teva to enter into this Agreement, in consideration of the terms hereof, Cephalon hereby warrants, represents and agrees that Cephalon, on behalf of itself and its Affiliates, will not challenge or otherwise dispute any issued patents included in the Intellectual Property Rights on a worldwide basis.

  (b)
  In consideration of the license set forth in Section 2.2 (a) above, Cephalon shall make royalty payments to Teva Israel as follows, commencing as of the Effective Date:

  (i)
  within [**]: a lump sum royalty payment of [**] for the Intellectual Property Rights licensed hereunder;

  (ii)
  upon the achievement of worldwide sales by Cephalon and its Affiliates of [**] as determined based upon IMS data, a lump sum payment of [**];

  (iii)
  upon the achievement of worldwide sales by Cephalon and its Affiliates of [**] as determined based upon IMS data, a lump sum payment of [**];

  (iv)
  on the date of [**], a lump sum payment [**]; and

  (v)
  From January 1, 2006 and until the earlier of:

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

  (a)
  the last to expire of any issued patents in the Intellectual Property Rights containing a valid and enforceable claim (the Intellectual Property Rights will be deemed valid and enforceable unless determined otherwise by a final nonappealable decision of a court of competent jurisdiction); or

  (b)
  such time as the cumulative sum of all royalties paid by Cephalon under this Section 2.2 (b) (i) through(iv) above & this Section 2.2 (b) (v), as demonstrated by its accounting records maintained in accordance with GAAP, shall have reached a total of [**] ("Royalty Cap");

        Cephalon shall pay to Teva a royalty in the amount of [**]. For the removal of doubt, both this [**] royalty payment and the lump sum payments set forth in Section 2.2 (b) (i) through (iv) shall apply against the Royalty Cap.

  (c)
  It is understood and agreed that upon the earlier of (i) the last to expire of any issued patents in the Intellectual Property Rights containing a valid and enforceable claim (the Intellectual Property Rights will be deemed valid and enforceable unless determined otherwise by a final nonappealable decision of a court of competent jurisdiction) or (ii) the date as of which Cephalon royalty payments have reached the Royalty Cap, Cephalon's royalty obligation shall cease and Cephalon shall thereupon have a fully-paid up non-exclusive, worldwide license to all such Intellectual Property Rights owned by Teva.

  (d)
  Cephalon agrees to use commercially reasonable efforts to sell the Cephalon Modafinil Product.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        2.3 License to Teva of the Right to Use of [**]

        In consideration of the payment by Teva Israel to Cephalon of the amount of [**], Cephalon hereby grants to Teva the right to use certain clinical and safety data [**], including the categories of information and data set forth on Annex 2.3.1 hereto, agrees to cooperate promptly in good faith with the reasonable requests of Teva for assistance in identifying and providing such further information related thereto as may be in Cephalon's possession and control as Teva shall reasonably and in good faith request from time to time, and hereby consents to the use of such data by Teva solely for purposes of supporting [**]. The above-mentioned [**] payment shall be made by Teva Israel to Cephalon within [**].

        Cephalon represents that it has or is or will be authorized by all necessary authority to permit Teva the right to use the information for the above purposes. Cephalon agrees to cooperate in good faith to [**].

        2.4 Modafinil API Supply Agreement

        Cephalon and Teva Israel shall enter into a supply agreement, by which Teva Israel shall supply, and Cephalon shall purchase in the United States the following annual volumes of modafinil API per Cephalon specifications at the below prices and upon such other reasonable and customary terms in the industry as the parties shall negotiate in good faith, it being understood that Teva Israel shall use its commercially reasonable efforts to work continuously in good faith to reduce associated costs and increase efficiencies while consistently meeting specifications, and to reflect all such cost reductions and efficiencies through appropriate

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        reductions to the per kilogram price. In addition, the parties agree to cooperate in good faith to work together to help reduce costs.

        Teva Israel warrants and represents that the Year 1 price below in this Section 2.4 reflects [**]. For purposes of this Section, the parties agree that the initial year of this five year supply commitment shall be calendar year [**]. The parties further agree that they shall undertake to work together in good faith promptly following the Effective Date to qualify Teva API material in Cephalon's regulatory filings for modafinil.

        Teva Israel agrees to supply and Cephalon agrees to purchase modafinil API per Cephalon specifications at the below minimum quantities as follows:

        Contract Year

	Minimum Kg Price		Volume	Total Payment
1	[**]	*	[**]	[**]	*
2	[**]	*	[**]	[**]	*
3	[**]	*	[**]	[**]	*
4	[**]	*	[**]	[**]	*
5	[**]	*	[**]	[**]	*

*=subject to Teva's agreement to use commercially reasonable efforts to work continuously in good faith to reduce costs and create efficiencies while consistently meeting specifications and to reflect all such reductions and efficiencies through appropriate reductions to the associated per kilogram price.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        2.5 Settlement of UK Action and Other Potential Disputes; And Associated Teva Warranties.

  (a)
  The parties agree that this Agreement includes a settlement which is a compromise of disputed claims and that acceptance of the consideration herein is not to be construed as an admission by either party as to the underlying merits of the UK Action or any other dispute. However, as an express inducement to Cephalon to enter into the settlement of the UK Action, and the settlement of potential litigation and disputes in other countries where Cephalon holds modafinil patent rights, Teva Israel, on behalf of itself and its Affiliates, hereby warrants, represents and agrees that Teva will not itself make, use, offer to sell, or sell or actively induce or assist any other entity to make, use, offer to sell, or sell any finished drug which has modafinil as an active ingredient within the United Kingdom or any other country where Cephalon holds modafinil patent rights (other than in the United States market which is addressed in Section 2.1 above) or to import or cause to be imported any finished drug which has modafinil as an active ingredient into the United Kingdom or any other country where Cephalon holds modafinil patent rights (other than the United States market which is addressed in Section 2.1 above), except as otherwise permitted under, and according to the terms of, the license granted by Cephalon in connection with this Agreement. Subject to Section 3.6 below, the parties agree that [**].

  (b)
  In full and final settlement of the UK Action (to be dismissed in accordance with Section 4.2 below), Cephalon shall, within [**] of the entry of an appropriate order of the English Court dismissing the UK Action with prejudice, release or otherwise pay to Teva Israel the proceeds of the bond issued to Teva Israel by Cephalon in connection with said

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

  litigation in the amount of [**], in recognition of the savings inuring to Cephalon in terms of the avoidance of costs, expenditure of time and resources, disruption and burden associated with prosecuting such litigation in the United Kingdom.

  (c)
  [**], Cephalon shall make a [**] payment to Teva Israel of [**] in recognition of the savings inuring to Cephalon in terms of the avoidance of costs, expenditure of time and resources, disruption and burden associated with prosecuting patent or other litigation in European and other markets outside of the United States or the United Kingdom, wherein Cephalon and Teva have intellectual property rights that are or may in the future be the subject of patent disputes.

        2.6 United Kingdom Supply and Distribution Agreement, and Other Potential Distribution Arrangements.

  (a)
  Cephalon shall appoint Teva UK Limited (or shall appoint such other subsidiary designated by Teva Israel) as the exclusive distributor in the United Kingdom for all Cephalon Modafinil Product for a period of [**] commencing on or about [**] and shall supply such products to Teva at a price equal to [**]. These terms shall be set forth in an exclusive supply and distribution agreement between Cephalon and the appointed distributor and all terms of said agreement shall be negotiated in good faith by the parties and shall comply with all applicable laws and be substantially similar to those customary in the industry. Cephalon shall provide sufficient quantities of Cephalon Modafinil Product to Teva in advance of the commencement date to allow for timely launch by Teva in the United Kingdom.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

    (i)
    Upon [**], Cephalon shall [**] to Teva Israel, in recognition of the cost and expense involved in Teva's preparation for [**] and in recognition of the license to the Intellectual Property Rights.

    (ii)
    In the event that Teva intends to enter the United Kingdom with its own generic modafinil product, as permitted hereunder pursuant to Article 3, the parties shall discuss in good faith any appropriate modifications to the exclusive supply and distribution agreement. If the parties are unable to agree upon such appropriate modifications despite such good faith efforts within thirty (30) days, the exclusive supply and distribution agreement shall terminate.

  (b)
  The parties will also undertake to consider in good faith whether a similar resale and distribution services provider arrangement as discussed above in this Section 2.6 may be feasible in any other countries.

        2.7 Potential Expansion of TREANDA® Supply Agreement

        The parties agree to discuss commercially reasonable terms for expansion of an existing clinical supply and development relationship between Cephalon and Teva's affiliate, Pharmachemie B.V., to include a potential commercial supply agreement for Cephalon requirements for the API contained in the Cephalon cancer drug TREANDA®.

        2.8 Teva Generic Rights. Cephalon shall also grant Teva the generic rights set forth in Section 3 below

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3.     TEVA GENERIC RIGHTS

        3.1 Generic Rights. Cephalon grants to Teva the non-exclusive right under the Listed Patents (as applicable) to manufacture, use, market and sell Generic Modafinil Product in the United States and other markets (including provision of modafinil API for Subject Modafinil Product or finished drug which has modafinil as an active ingredient) according to the following terms:

          3.1.1 Teva's generic rights under section 3.1 shall be effective on the Date Certain in the United States, or with respect to any market outside the United States, the earlier of October 6, 2012 or the date which is three calendar years prior to the expiration of the applicable patents and exclusivities in such markets. Teva shall pay Cephalon a royalty equal to [**] sold by Teva and/or its Affiliates in the United States and other markets on or after the effective date of such generic rights until the later of (i) the expiration of all Listed Patents (as applicable) or (ii) the end of any pediatric extension on the Patent in Suit, or with respect to any market outside of the United States, the equivalent later date in such market, subject to any subsequent negotiation concerning an extension of generic rights.

          3.1.2 Notwithstanding Section 3.1.1 above, in the event that Cephalon licenses or permits any other entity to sell any Generic Modafinil Product in the United States or other applicable market prior to the applicable effective date of Teva's generic rights as set forth above in Section 3.1.1, Teva's generic rights under Section 3.1 shall become effective in that market at the same time, i.e., no later than the earliest date on which such other licensed entity begins selling a Generic Modafinil Product in the United States or

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

  other applicable markets. In the event that Teva is permitted to sell Teva Generic Modafinil Product in the United States or other applicable markets prior to the applicable effective date of Teva's generic rights as set forth above in Section 3.1.1, Teva shall pay Cephalon a royalty equal to [**] sold by Teva and/or its Affiliates in the United States and other markets prior to the effective date of Teva's generic rights as set forth above in Section 3.1.1.

          3.1.3 Notwithstanding Section 3.1.1 and subject to Section 3.1.2, in the event that any Other Modafinil Paragraph IV ANDA Filing Entity sells in the United States any Subject Modafinil Product prior to a non-appealable final judgment in any Modafinil Litigation to which such Other Modafinil Paragraph IV ANDA Filing Entity is a party, Teva's non-exclusive generic right shall be effective at the same time, subject to the following restrictions:

            3.1.3.1 Teva shall pay to Cephalon prior to the effective date of Teva's generic rights as set forth above in Section 3.1.1. a royalty equal to [**] made by Teva and/or its Affiliates pursuant to Section 3.1.3, unless and to the extent and during any period that Cephalon has licensed or permitted another entity to sell any Generic Modafinil Product pursuant to Section 3.1.2, in which case the royalty rate from that Section shall apply.

            3.1.3.2 In the event that Cephalon seeks a temporary restraining order or other relief against such Other Modafinil Paragraph IV ANDA Filing Entity to stop such Entity from offering to sell or selling in the United States its Subject Modafinil Products, Teva and/or its Affiliates may continue to market and sell Teva Generic Modafinil Product in

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

    the United States until a court of competent jurisdiction renders a decision on Cephalon's request for a temporary restraining order or other relief, as further described in Sections 3.1.3.3 through 3.1.3.4.

            3.1.3.3 If Cephalon obtains a temporary restraining order or other relief sufficient to stop further offers to sell or sales in the United States of Subject Modafinil Products by all such Other Modafinil Paragraph IV ANDA Filing Entities, and assuming that Cephalon has directed all licensed or permitted entities to cease offering to sell and/or sell Generic Modafinil Product and such licensed or permitted entities have in fact ceased offering to sell and/or selling Generic Modafinil Product,

    (a)
    Teva's generic rights shall be suspended until the earlier of (i) the date the injunction is lifted, (ii) the date of entry into the market of any licensed or permitted entity selling Generic Modafinil Product, or (iii) the Date Certain, and Teva and/or its Affiliates shall immediately cease offering to sell and/or selling any Teva Generic Modafinil Product until such date, and

    (b)
    [**].

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

            3.1.3.4 If Cephalon requests but does not obtain a temporary restraining order or other relief, Teva may continue to market and sell Teva Generic Modafinil Product in the United States until the resolution of pending Modafinil Litigation. Teva shall continue to pay to Cephalon a royalty equal to [**] as set forth in Sections 3.1.3.1 above, until the Date Certain, at which time, the royalty rate effective in Section 3.1.1 shall apply (or upon the entry of a Cephalon licensee or other permitted entity of Generic Modafinil Product as provided in Section 3.1.2, at which time, the royalty rate effective in Section 3.1.2 shall apply).

            3.1.3.5 Nothing in this Section or the Agreement shall obligate Cephalon to seek injunctive or other relief to stop such Other Modafinil Paragraph IV ANDA Filing Entity from offering to sell or selling Subject Modafinil Products in the United States.

            3.1.3.6 In the event that Cephalon prevails against all such Other Modafinil Paragraph IV ANDA Filing Entities in Modafinil Litigation, such that offers to sell or sales in the United States of Subject Modafinil Products by all such Other Modafinil Paragraph IV ANDA Filing Entities are admitted by such Other Modafinil Paragraph IV ANDA Filing Entities or held by the court to infringe one or more valid and enforceable claims of the Listed Patents, Teva's generic rights shall be suspended until the Date Certain and Teva and/or its Affiliates shall immediately cease marketing and/or selling Teva Generic Modafinil Product until the Date Certain (or upon the entry of a Cephalon licensee or other permitted entity of Generic Modafinil Product as provided in Section 3.1.2). [**].

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

            3.1.3.7 Notwithstanding Section 3.1.1 above, in the event that a final, non-appealable judgment in Modafinil Litigation is entered prior to the Date Certain declaring that one or more Other Modafinil Paragraph IV ANDA Filing Entities may offer to sell or sell Subject Modafinil Products in the United States without infringing any valid, enforceable claim of any Listed Patent on which Cephalon has brought suit, Teva may then market and sell Teva Generic Modafinil Product in the United States. If such final judgment is based on a finding of the invalidity of the Patent in Suit or the Patent in Suit is found to be unenforceable, no royalty will thereafter be due to Cephalon. Otherwise, Teva shall pay a royalty to Cephalon of [**].

        3.2 Cephalon and Teva agree that, [**] of the date of this Agreement, they shall prepare and execute whatever documents are necessary to carry out the terms of Sections 2 and 3 above, which documents shall include, without limitation, the following: (a) License Agreement with respect to those licenses set forth in Article III, (b) Intellectual Property License Agreement, (c) United Kingdom Exclusive Supply and Distribution Agreement, (d) API Supply Agreement. However, subject to applicable laws, the terms and conditions contained herein are binding notwithstanding the failure of the parties to enter into the agreements referenced in this Section 3.2.

        3.3 All sections of Article 3 shall apply mutatis mutantis to territories outside of the United States despite specific reference to the United States, including without limitation the right to enter the market upon entry by another generic set forth in Sections 3.1.2 and 3.1.3.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        3.4 To the extent that Cephalon shall have reason to anticipate the triggering of Teva's rights under Sections 3.1.2 or 3.1.3 above, it will provide prompt notice thereof to Teva in order to allow Teva adequate time to prepare for launch.

        3.5 Teva shall have the right to commence manufacturing activities in preparation of launch a reasonable period of time prior to agreed upon effective date of license rights granted to Teva hereunder, provided however, that Teva shall not have the right to launch in advance of such effective date, nor to communicate its ability to do so to third parties earlier than [**] prior to the anticipated launch date, without prior written consent of Cephalon.

        3.6 This Agreement shall neither operate nor be construed to prohibit any pre-existing contractual relationships of Teva for supply of API, provided, however, that Teva agrees that it shall not prospectively continue any such current (as of the Effective Date hereof) relationships beyond their current term nor prospectively enter into any new such relationships to the extent same would be reasonably likely to operate to cause Teva to breach its obligations under this Agreement, including Sections 2.1 and/or 2.5 above. In addition, to the extent that Teva is [**], the parties acknowledge that [**].

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        3.7 In order for Teva to exercise the rights under the Listed Patents (as applicable) as contemplated by this Section 3, Cephalon agrees to provide such reasonable assistance and other documentation, including appropriate waivers of exclusivities or evidence of patent licenses, as reasonably necessary for Teva to obtain regulatory approval of Teva ANDA Modafinil Products (or similar non-United States modafinil products).

        3.8 Notwithstanding the terms of this Section 3, Cephalon covenants that it will not sue Teva for infringement under the Listed Patents, or any other patents owned by Cephalon on or after the Effective Date, for any sales by Teva of a generic version of PROVIGIL® (or the same product sold by Cephalon under a different mark in a jurisdiction other than the United States), provided that such sales are not otherwise in breach of this Agreement. Provided, however, in the event that Cephalon changes the mark for the product currently being marketed in the United States as PROVIGIL®, the provisions of this Section 3.8 shall continue to apply to any sales by Teva of a generic version of this same product with this new mark.

4.     DISMISSAL

        4.1 Within five (5) business days following the Effective Date, Cephalon and Teva shall execute and file with the United States District Court for the District of New Jersey a Joint Stipulation for Dismissal With Prejudice, in the form attached hereto as Exhibit A, to be entered by the Court as a final judgment in the litigation, and joint motion for entry thereof. Each party shall bear its own costs with respect to the Settlement of the Action. Teva warrants, represents

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

and agrees that it has or will obtain the consent and agreement of any other parties necessary to give effect to this Agreement.

        4.2 As soon as practicable, the parties agree to execute whatever documents are necessary to obtain discontinuance with no rights to reinstate the UK Action and effectuate the terms of this Agreement with respect to the Settlement of the UK Action, including a release of Cephalon and Cephalon (UK) Limited by Teva UK Limited and Tenlec Pharma Limited of any claims or counterclaims which they have or could have asserted in the UK Action. Teva warrants, represents and agrees that it will obtain the consent and agreement of Teva UK Limited and Tenlec Pharma Limited and any other parties necessary to give effect to this Agreement. Each party shall bear its own costs with respect to the Settlement of the UK Action.

        4.3 Cephalon and Teva waive any right to appeal any order previously entered in the Action or the UK Action.

5      MUTUAL RELEASES

        5.1 Teva, on behalf of itself and its subsidiaries, successors, and assigns, including Teva UK Limited, hereby irrevocably releases, acquits, and forever discharges Cephalon and Cephalon (UK) Limited from and against any and all claims, demands, suits, liabilities, actions, causes of action, damages, duties, losses, expenses, costs or obligations of every kind and nature whatsoever, suspected or unsuspected, known or unknown, foreseen or unforeseen, that Teva, its subsidiaries, successors, and assigns, including Teva UK Limited, may now have or at any time may have had up until the date of this Agreement against Cephalon or Cephalon (UK)

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Limited arising under, concerning, or relating to the Action or the UK Action, but specifically excluding a breach by Cephalon of its covenants and obligations under this Agreement (or related agreements referenced in Section 3.2).

        5.2 Cephalon, on behalf of itself and its subsidiaries, successors, and assigns, including Cephalon (UK) Limited hereby irrevocably releases, acquits, and forever discharges Teva and Teva UK Limited from any and all claims, demands, suits, liabilities, actions, causes of action, damages, duties, losses, expenses, costs or obligations of every kind and nature whatsoever, suspected or unsuspected, known or unknown, foreseen or unforeseen, that Cephalon, its subsidiaries, successors, and assigns, including Cephalon (UK) Limited, may now have or at any time may have had up until the date of this Agreement against Teva or Teva UK Limited arising under, concerning, or relating to the Action or the UK Action, but specifically excluding a breach by Teva of its covenants and obligations under this Agreement (or related agreements referenced in Section 3.2).

6      CONFIDENTIALITY

        6.1 Cephalon and Teva shall continue to be bound by and to comply with the terms of the Stipulated Protective Order previously executed in the Action and the terms of the CDA executed between them as of November 29, 2005;

        6.2 Cephalon and Teva agree that the terms of this Agreement shall remain confidential and shall not be disclosed to third parties except subject to a nondisclosure agreement, and pursuant to business discussions relating to asset sales, mergers, or change of control transactions, or upon order of a court of competent jurisdiction or to the extent required

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

by law or governmental regulation Cephalon and Teva agree that within 10 days of the execution of this Agreement, they will jointly agree in good faith upon the text of and disseminate an appropriate press release respecting the subject matter of this Agreement, and that they will not otherwise publicize the terms and conditions of this Agreement or make any statements or comments to any news media and/or trade publication, or any third person or entity (except as set forth above) regarding the terms and conditions of this Agreement, except as may be required by law, and then only after having conferred in good faith to obtain the reasonable agreement of the other party. Information otherwise in the public domain is not subject to the provisions of this Section.

7      FILINGS WITH FTC AND DOJ

        7.1 Within ten (10) business days following the date hereof, each party shall file or cause to be filed with the U.S. Federal Trade Commission Bureau of Competition ("FTC") and the Antitrust Division of the U.S. Department of Justice ("DOJ") this Agreement and any notifications required to be filed pursuant to Title XI of the Medicare Prescription Drug Improvement and Modernization Act (Subtitle B—Federal Trade Commission Review) signed into law on December 8, 2003 and any other Applicable Law.

        7.2 The parties shall use all commercially reasonable efforts to coordinate the foregoing filings and any responses thereto, to make such filings promptly and to respond promptly to any requests for additional information made by either of such agencies. Each party reserves the right to communicate with the FTC or DOJ regarding such filings as it believes appropriate. Each party shall keep the other reasonably informed of such communications and

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

shall not disclose the Confidential Information of the other without such other party's consent (not to be unreasonably withheld).

        7.3 In the event that either the FTC or DOJ threatens to institute its own judicial or administrative proceeding against either of the parties related to this Agreement, the parties shall promptly meet in good faith to discuss the feasibility of possible modifications to this Agreement.

8      MISCELLANEOUS

        8.1 The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, heirs, and assigns.

        8.2 No party shall assign any of its rights or obligations hereunder to any non-Affiliated third party without first obtaining the written consent of the other party hereto, which consent may not be unreasonably withheld.

        8.3 The Agreement shall be interpreted in accordance with and governed by the law of the State of Delaware.

        8.4 Cephalon and Teva agree that the United States District Court for the District of New Jersey shall be the proper and exclusive forum for any action to enforce this Agreement. Each party consents to the personal jurisdiction of that court for such purposes.

        8.5 Notices under this Agreement shall be sent by overnight or first class mail, return receipt or other proof of delivery requested, to the following:

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

If to Cephalon:
Legal Department Cephalon, Inc. 41 Moores Road Frazer, PA 19355
Attn: John E. Osborn Sr. Vice President, General Counsel & Secretary Telephone: (610)-738-6337 Fax: (610)-738-6590
If to Teva:
Legal Department Teva North America 425 Privet Road, Horsham, PA 19044 Attn: Richard Egosi, Senior Vice President & General Counsel Telephone: (215) 293-6400 Fax: (215) 293-6499
With copies to:

Teva Pharmaceutical Industries Ltd.
5 Basel Street
PO Box 3190
Petach Tikva 49131, Israel
Attn: Corporate Legal Department—Attention General Counsel
Telephone: 011 972-3-926-7297
Fax: 011 972-3-926-7429
Teva Pharmaceutical Industries Ltd. 5 Basel Street PO Box 3190 Petach Tikva 49131, Israel Attn: Vice President, API Division Telephone: Fax:

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        8.6 This Agreement may not be modified, amended, supplemented, or repealed except by written agreement executed by duly authorized representatives of the parties.

        8.7 Payments due to Teva under this Agreement shall be made by wire transfer to the following account:

Bank Name:	[**]
Bank Address:	[**]
Bank ABA:	[**]
Beneficiary Account:	[**]
Beneficiary Name:	[**]
Beneficiary Address:	[**]

        8.8 Each party shall have the right, at its own expense, once each fiscal year upon reasonable advance notice, to have a mutually acceptable independent auditor conduct an audit (consistent with US GAAP and applicable laws) of the financial books and accounts of the other party for the purposes of ascertaining the payments due under this Agreement (including, without limitation, calculation of [**], and royalty payments due to Teva under Article 2) as well as the compliance with all financial obligations hereunder.

        8.9 This Agreement represents the entire agreement between Cephalon and Teva with respect to the subject matter of this Agreement and supersedes all prior or contemporaneous agreements, proposals, or understandings, whether written or oral, between Cephalon and Teva with respect to that subject matter.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        8.10 If one or more provisions of this Agreement are ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then the validity and enforceability of all other provisions of this Agreement shall not in any way be affected or impaired.

        8.11 No waiver of, failure of a party to object to, or failure of a party to take affirmative action with respect to any default, term, or condition of this Agreement, or any breach thereof, shall be deemed to imply or constitute a waiver of any other like default, term, or condition of this Agreement, or subsequent breach thereof.

        8.12 Nothing in this Agreement shall be construed so as to result in a license under, or waiver of, any right of a party, in each case, without an express license or waiver by such party in writing, either hereunder or in a separate writing signed by the parties. For the removal of doubt:

  (a)
  Nothing in this Agreement shall operate or be construed as granting Teva a license under, or any other rights with respect to, any patents owned by Cephalon other than the Listed Patents; and

  (b)
  Nothing in this Agreement shall operate or be construed as a waiver by Teva of any right to challenge any patent owned by Cephalon other than the Listed Patents.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        8.13 Cephalon and Teva have had all desired counsel, legal and otherwise, in entering into this Agreement, and do so in accordance with their own free acts and deeds. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and instruction of each of the parties, at arms length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to either party.

        8.14 Each party represents that it is duly existing; that it has the full power and authority to enter into this Agreement; that there are no other persons or entities whose consent to this Agreement or whose joinder herein is necessary to make fully effective the provisions of this Agreement; that this Agreement does not and will not interfere with any other agreement to which it is a party and that it will not enter into any agreement the execution and/or performance of which would violate or interfere with this Agreement.

        8.15 This Agreement may be signed in counterparts, each of which shall be deemed an original hereof, but all of which together shall constitute one and the same instrument.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

TEVA PHARMACEUTICALS USA, INC.		CEPHALON, INC.
By:	/s/ RICHARD EGOSI	By:	/s/ FRANK BALDINO, PH.D.
	Printed Name: Richard Egosi		Frank Baldino, Ph.D.
	Title: SVP, General Counsel		Chief Executive Officer
	Date: December 8, 2005		Date: December 8, 2005

TEVA PHARMACEUTICAL INDUSTRIES LTD.
By:	/s/ AHARON YAARI
Printed Name: Aharon (Arik) Yaari Title: President, Teva API Division Date: December 8, 2005
By:	/s/ RICHARD EGOSI Printed Name: Richard Egosi Title: SVP, General Counsel Date: December 8, 2005

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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AGREEMENT